Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NET 1 UEPS TECHNOLOGIES, INC.

a Florida corporation

ii

ARTICLE I

OFFICES

SECTION 1.01.	PRINCIPAL OFFICE.

     The principal office of the Corporation in the State of Florida, if any, shall be established at such places as the Board of Directors (the “Board”) shall from time to time determine.

SECTION 1.02.	REGISTERED OFFICE.

     The registered office of the Corporation in the State of Florida shall be at the office of its registered agent as stated in the articles of incorporation or as the Board shall from time to time determine.

SECTION 1.03.	OTHER OFFICES.

     The Corporation may have additional offices at such other places, either within or without the State of Florida, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.01.	ANNUAL MEETING.

     (1) The Corporation shall hold a meeting of shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the Board.

     (2) Annual shareholders’ meeting may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution by the Board or, when not inconsistent with the Board’s resolution stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these Bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the Corporation’s principal office.

     (3) The failure to hold the annual meeting at the time stated in or fixed in accordance with these Bylaws or pursuant to the Florida Business Corporation Act, §607.0101, et seq. (the “Act”) does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the Corporation.

SECTION 2.02.	SPECIAL MEETING.

     (1) The Corporation shall hold a special meeting of shareholders:

          (a) On call of the Board or the Chief Executive Officer or President; or

          (b) On call of its Chief Executive Officer or President if the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     (2) Upon receipt of the written demand for a special meeting pursuant to Section 2.02(1)(b) containing the information pursuant to Sections 2.08 and 4.16, as applicable, the Board shall determine a place and time for such meeting, provided that the time for the meeting shall not be less than 90 days nor more than 120 days after the receipt of such demand, and a record date for determination of shareholders entitled to vote at such meeting fixed in accordance with Section 2.04. Following such receipt of a demand and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board, and upon Board action as described in this Section 2.02(2), to cause notice to be given to the shareholders entitled to vote at such meeting, in the manner set forth in Section 2.05, that a meeting will be held at the place, if any, and time so determined, for the purposes set forth in the shareholders’ demand, as well as any purpose or purposes determined by the Board in accordance with this Section 2.02.

     (3) Special shareholders’ meetings may be held in or out of the State of Florida at a date, time and place stated in or fixed in accordance with a resolution of the Board, or, when not inconsistent with the Board’s resolution, in the notice of the special meeting. If no place is stated in or fixed in accordance with these Bylaws or in the notice of the special meeting, special meetings shall be held at the Corporation’s principal office. In lieu of holding a special meeting of shareholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of shareholders may be held solely by means of remote communication.

     (4) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders’ meeting.

     (5) The Board may postpone or reschedule a previously scheduled special meeting, unless such special meeting was called upon the written demand of the shareholders pursuant to subsection 2.02(1)(b) above.

SECTION 2.03.	SHAREHOLDERS’ LIST FOR MEETING.

     (1) After fixing a record date for a meeting, the Secretary of the Corporation shall prepare or obtain a list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, in accordance with the Act, or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.

     (2) The shareholders’ list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list (subject to the requirements of the Act), during regular business hours and at his expense, during the period it is available for inspection.

     (3) The shareholders’ list shall be available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     (4) If the requirements of this Section 2.03 have not been substantially complied with, then upon the demand of shareholder, in person or by proxy, the meeting shall be adjourned until the requirements are complied with; provided, however, if no shareholder makes such demand, any failure to comply with the requirements of this Section 2.03 shall not affect the validity of any action taken at such meeting.

SECTION 2.04.	RECORD DATE.

     (1) The Board may set a record date for purposes of determining the shareholders entitled to notice of and to vote at a shareholders’ meeting; however, in no event may a record date fixed by the Board be a date preceding the date upon which the resolution fixing the record date is adopted.

     (2) Unless otherwise fixed by the Board, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the Corporation. In the event that the Board sets the record date for a special meeting of shareholders, it shall not be a date preceding the date upon which the Corporation receives the first demand from a shareholder requesting a special meeting.

     (3) If no prior action is required by the Board pursuant to the Act, and, unless otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation at its principal registered office in the State of Florida, if any, its principal place of business or to the Secretary of the Corporation. If prior action is required by the Board pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the Board adopts the resolution taking such prior action.

     (4) Unless otherwise fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders.

     (5) A record date may not be more than 70 days before the meeting or action requiring a determination of shareholders.

     (6) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 2.05.	NOTICE OF MEETINGS AND ADJOURNMENT.

     (1) The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting no fewer than 10 or more than 60 days before the meeting date. Unless the Act requires otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be delivered either personally, by first-class mail or by electronic means, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting; provided, however, if the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     (2) Unless the Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

     (3) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

     (4) Any meeting of the shareholders may be adjourned to another time or place by a majority vote of the shares entitled to vote and which are represented at the meeting. If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If after the adjournment a new record date is fixed by the Board, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

     (5) Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given if: (a) an annual report and proxy statements for two consecutive annual meetings of shareholders, or (b) all, and at least two checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

SECTION 2.06.	WAIVER OF NOTICE.

     (1) A shareholder may waive any notice required by the Act, the articles of incorporation, or these Bylaws before or after the date and time stated in the notice of any meeting of the shareholders. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

     (2) A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2.07.	CONDUCT OF BUSINESS.

     (1) At every meeting of the shareholders, the Chairman of the Board, or, in his or her absence, the President, or, in his or her absence, such other person as may be appointed by the Board, shall act as chairman. The Secretary of the Corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the shareholders’ meeting is restricted to shareholders of record, persons authorized in accordance with Section 3.07 of these Bylaws to act by proxy, and officers of the Corporation.

     (2) The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the shareholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

     (3) The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.07 and 2.08 below. The chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 2.07 and Section 2.08, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.08.	NOTICE OF STOCKHOLDER BUSINESS

     (1) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) properly brought before the meeting by or at the direction of the Board, or (iii) properly brought before an annual meeting by a shareholder of record. For business to be properly brought before an annual meeting by a shareholder, it must be a proper matter for shareholder action under the Act, and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and if the shareholder, or the beneficial owner on whose behalf any such proposal is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (v) of paragraph (b), such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, and must have included in such materials the Solicitation Notice, and if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the Corporation’s principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the Corporation’s (or the Corporation’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. “Public announcement” for purposes hereof shall have the meaning set forth in Section 4.16(3) of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

     (2) A shareholder’s notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by the shareholder and such other beneficial owner, (iv) any material interest of the shareholder and such other beneficial owner in such business and (v) whether such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent being referred to in this Section 2.08 as a “Solicitation Notice”).

     (3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

SHAREHOLDER VOTING

SECTION 3.01.	VOTING GROUP DEFINED.

     A “voting group” means all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on the matter are for that purpose a single voting group.

SECTION 3.02.	SHAREHOLDER QUORUM AND VOTING; GREATER OR LESSER VOTING REQUIREMENTS.

     (1) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. When a specified item of business is required to be voted on by a voting group, a majority of the shares of such voting group shall constitute a quorum for the transaction of such item of business by that class or series.

     (2) An amendment to the articles of incorporation that adds, changes or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

     (3) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the articles of incorporation.

     (4) After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     (5) The articles of incorporation may provide for a greater voting requirement or a greater or lesser quorum requirement for shareholders (or voting groups of shareholders) than is provided by the Act, but in no event shall a quorum consist of less than one-third of the shares entitled to vote.

SECTION 3.03.	VOTING FOR DIRECTORS; CUMULATIVE VOTING.

     (1) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     (2) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

SECTION 3.04.	VOTING ENTITLEMENT OF SHARES.

     (1) Unless the articles of incorporation or the Act provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

     (2) The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.

     (3) This section does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     (4) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

     (5) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

     (6) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

     (7) Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

     (8) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

          (a) If only one votes, in person or in proxy, his act binds all;

          (b) If more than one vote, in person or by proxy, the act of the majority so voting binds all;

          (c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

          (d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

          (e) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

          (f) Subject to Section 3.08 of these Bylaws, nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

SECTION 3.05.	PROXIES.

     (1) A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 3.06 of these Bylaws, or attorney in fact may vote the shareholder’s shares in person or by proxy.

     (2) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

     (3) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form.

     (4) The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

     (5) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: (a) a pledgee; (b) a person who purchased or agreed to purchase the shares; (c) a creditor of the Corporation who extended credit to the Corporation under terms requiring the appointment; (d) an employee of the Corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created in accordance with the Act.

     (6) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in Section 3.07(5)(c) or (5)(d) above, the proxy becomes revocable three years after the date of the proxy or at the end of the period, if any, specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection 3.07(3) above.

     (7) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

     (8) Subject to Section 3.09 of these Bylaws and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

     (9) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

SECTION 3.06.	SHARES HELD BY NOMINEES.

     (1) The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure.

     (2) The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges that the Corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and (f) other aspects of the rights and duties created.

SECTION 3.07.	CORPORATION’S ACCEPTANCE OF VOTES.

     (1) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith is entitled to accept the vote, consent waiver, or proxy appointment and give it effect as the act of the shareholder.

     (2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (b) the name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (c) the name signed purports to be that of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (e) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     (3) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

     (4) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

     (5) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

SECTION 3.08.	ACTION BY SHAREHOLDERS WITHOUT MEETING.

     (1) Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must by evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the State of Florida, its principal place of business, the Secretary, or another office or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent is delivered in the manner required by this section, written consent signed by the number of holders required to take action is delivered to the Corporation by delivery as set forth in this section.

     (2) Within 10 days after obtaining such authorization by written consent, the Corporation shall give notice to those shareholders who have not consented in writing. Such notice shall fairly summarize the material features of the authorized action, and, if the action is a merger, consolidation, or a sale or exchange of assets for which dissenters’ rights are provided by the Act, then such notice shall contain a clear statement of the right of shareholders dissenting from the action to be paid the fair value of their shares upon compliance with applicable provisions of the Act. Any certificate that is required to be filed as a result of an action of the shareholders taken under this Section 3.10 shall state that written consent for such action was given in accordance with the Act.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.01.	QUALIFICATIONS OF DIRECTORS.

     Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

SECTION 4.02.	NUMBER OF DIRECTORS.

     (1) The Board shall consist of not less than one nor more than ten individuals.

     (2) The number of directors may be increased or decreased from time to time by action of a majority of the directors then in office.

     (3) Directors are elected at each annual meeting of shareholders unless their terms are staggered under Section 4.04 of these Bylaws.

SECTION 4.03.	TERMS OF DIRECTORS GENERALLY.

     (1) The terms of the directors expire at the next annual shareholders’ meeting following their election unless their terms are staggered under Section 4.04 of these Bylaws.

     (2) A decrease in the number of directors does not shorten an incumbent director’s term.

     (3) The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

     (4) Despite the expiration of a director’s term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

SECTION 4.04.	STAGGERED TERMS FOR DIRECTORS.

     The directors may, by the articles of incorporation, or by amendment to these Bylaws adopted by a vote of the shareholders, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

SECTION 4.05.	VACANCY ON BOARD.

     (1) Whenever a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors.

     (2) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

SECTION 4.06.	COMPENSATION OF DIRECTORS.

      The Board may fix the compensation of directors.

SECTION 4.07.	MEETINGS.

     (1) The Board may hold regular or special meetings in or out of the State of Florida.

     (2) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     (3) Meetings of the Board may be called by the Chairman of the Board or by the President.

     (4) The Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 4.08.	ACTION BY DIRECTORS WITHOUT A MEETING.

     (1) Action required or permitted by the Act to be taken at a Board meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

     (2) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

     (3) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 4.09.	NOTICE OF MEETINGS.

     Regular and special meetings of the Board may be held without notice of the date, time, place, or purpose of the meeting.

SECTION 4.10.	WAIVER OF NOTICE.

     Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 4.11.	QUORUM AND VOTING.

     (1) A quorum of a Board consists of a majority of the number of directors prescribed by the articles of incorporation or these Bylaws.

     (2) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board.

     (3) A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless:

          (a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or

          (b) He votes against or abstains from the action taken.

SECTION 4.12.	COMMITTEES.

     (1) The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to:

          (a) Approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders.

          (b) Fill vacancies on the Board or any committee thereof.

          (c) Adopt, amend, or repeal these Bylaws.

          (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board.

          (e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board.

     (2) Any committee established under this Section 4.12 may fix its own rules for the conduct of its activities and shall make such reports of its activities to the Board as the Board may request.

     (3) Each committee must have two or more members who serve at the pleasure of the Board. The board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

     (4) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

SECTION 4.13.	GENERAL STANDARDS FOR DIRECTORS.

     (1) A director shall discharge his duties as a director, including his duties as a member of a committee:

          (a) In good faith;

          (b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

          (c) In a manner he reasonably believes to be in the best interests of the Corporation.

     (2) In discharging his duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons’ professional or expert competence; or

          (c) A committee of the Board of which he is not a member if the director reasonably believes the committee merits confidence.

     (3) In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

     (4) A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) unwarranted.

     (5) A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

SECTION 4.14.	DIRECTOR CONFLICTS OF INTEREST.

     No contract or other transaction between a corporation and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

     (1) The fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

     (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     For the purpose of paragraph (2) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a relationship or interest in the conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph (2). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

SECTION 4.15.	RESIGNATION OF DIRECTORS.

     A director may resign at any time by delivering written notice to the Board or its chairman or to the Corporation.

     A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

SECTION 4.16.	NOMINATION OF DIRECTOR CANDIDATES.

     (1) Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board or a duly authorized committee thereof or (ii) any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in this bylaw and who is a shareholder of record at the time notice is delivered to the Secretary of the Corporation. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation and if the shareholder, or the beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (vii) of this paragraph, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must have included in such materials the Solicitation Notice, and if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a shareholder nomination for a director to be elected at an annual meeting shall be received at the Corporation’s principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the Corporation’s (or the Corporation’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; (v) the consent of each nominee to serve as a director of the Corporation if so elected; (vi) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner; and (vii) whether such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to in this Section 4.16 as a “Solicitation Notice”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding the third sentence of this Section 4.16(1), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that the Corporation’s (or its predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting, a shareholder’s notice required by this Section 4.16(1) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (2) Nominations of persons for election to the Board at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made (i) by or at the direction of the Board or a committee thereof or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the shareholder’s notice as required by paragraph (1) of this bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

     (3) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (4) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (5) Only persons nominated in accordance with the procedures set forth in this Section 4.16 shall be eligible to serve as directors. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 4.16 and (b) if any proposed nomination was not made in compliance with this Section 4.16, to declare that such nomination shall be disregarded.

     (6) If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 4.16, such nomination shall be void; provided, however, that nothing in this Section 4.16 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of preferred stock pursuant to the preferred stock designation for any series of preferred stock.

ARTICLE V

OFFICERS

SECTION 5.01.	REQUIRED OFFICERS.

     (1) The officers of the Corporation shall be a Chief Executive Officer, President, Secretary, Treasurer and Chief Financial Officer, each of whom shall be appointed by the Board. The Corporation shall have such additional officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents or Assistant Secretaries) as the Board may appoint from time to time.

     (2) A duly appointed officer may appoint one or more assistant officers.

     (3) The same individual may simultaneously hold more than one office in the Corporation.

SECTION 5.02.	ELECTION AND TERM OF OFFICE.

     The officers of the Corporation to be chosen by the Board shall be elected at each annual meeting of the Board. The Board may, from time to time, appoint such additional officers, assistant officers and agents as the Board may deem necessary. Each officer shall hold office until a successor shall have been duly elected or appointed or until the officer’s prior death, resignation or removal.

SECTION 5.03.	VACANCY.

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board for the unexpired portion of the term. A vacancy in any other office may also be filled by the Board, should the Board deem such action necessary.

SECTION 5.04.	DUTIES OF OFFICERS.

     Each officer has the authority and shall perform the duties set forth below:

     (1) Chairman of the Board. The Board may appoint a Chairman of the Board. If the Board appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board. Unless otherwise provided by the Board, he shall preside at all meetings of the Board.

     (2) Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general supervision, direction and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

     (3) President. Subject to the direction of the Board and such supervisory powers as may be given by these Bylaws or the Board to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the Corporation. Unless otherwise designated by the Board, the President shall be the Chief Executive Officer of the corporation. The President shall have such other powers and duties as may be prescribed by the Board or these Bylaws. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board and the Chief Executive Officer.

     (4) Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the President and when so performing shall have at the powers of and be subject to all the restrictions upon the President. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

     (5) Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of shareholders and special meetings of the Board, to keep a record of the proceedings of all meetings of shareholders and the Board, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     (6) Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.

     (7) Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board, the Chief Executive Officer or the President. Unless otherwise designated by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

SECTION 5.05.	RESIGNATION AND REMOVAL OF OFFICERS.

     (1) An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     (2) The Board may remove any officer at any time with or without cause. Any assistant officer, if appointed by another officer, may likewise be removed by the Board or by the officer which appointed him in accordance with these Bylaws.

SECTION 5.06.	SALARIES.

     Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

SECTION 5.07.	CONTRACT RIGHTS OF OFFICERS.

     The appointment of an officer does not itself create contract rights.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND AGENTS

SECTION 6.01.	DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     (1) The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any subsidiary of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) The Corporation shall indemnify to the fullest extent provided by law any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any subsidiary of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee, or agent referred to in subsection (1) or (2) has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2). Such determination shall be made:

          (a) By the Board by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

          (b) If such a quorum is not obtainable or, even if obtainable, is not obtained, by majority vote of a committee duly designated by the Board (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) By independent legal counsel:

               (i) Selected by the Board prescribed in clause (a) of this subsection (4) or the committee prescribed in clause (b) of this subsection (4); or

               (ii) If a quorum of the directors cannot be obtained for clause (a) of this subsection (4) and the committee cannot be designated under clause (b) of this subsection (4), selected by majority vote of the full Board (in which directors who are parties may participate); or

          (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtained, by a majority vote of shareholders who were not parties to such proceeding.

     (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by clause (c) of this subsection (4) shall evaluate the reasonableness of expenses and may authorize indemnification.

     (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board deems appropriate.

     (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the Corporation may, to the extent permitted by law, make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

          (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

          (c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 under the Act are applicable; or

          (d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

     (9) Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee, or agent referred to in subsections (1) or (2) who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

          (a) The director, officer, employee, or agent is entitled to mandatory indemnification under Section 6.01(3), in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

          (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to Section 6.01(7); or

          (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Section 6.01(1), Section 6.01(2) or Section 6.01(7) .

     (10)For purposes of this Section 6.01, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (11)For purposes of this Section 6.01:

          (a) The term “other enterprises” includes employee benefit plans;

          (b) The term “expenses” includes counsel fees, including those for appeal;

          (c) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

          (d) The term “proceeding” includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

          (e) The term “agent” includes a volunteer;

          (f) The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

          (g) The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

     (12)The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VII

OFFICE AND AGENT

SECTION 7.01.	REGISTERED OFFICE AND REGISTERED AGENT.

     (1) The Corporation shall have and continuously maintain in the State of Florida:

          (a) A registered office which may be the same as its place of business; and

          (b) A registered agent, who, may be either:

                (i) An individual who resides in the State of Florida whose business office is identical with such registered office; or

               (ii) Another corporation or not-for-profit corporation authorized to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office; or

               (iii) A foreign corporation or not-for-profit foreign corporation authorized to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office.

SECTION 7.02.	CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, RESIGNATION OF REGISTERED AGENT.

     (1) The Corporation may change its registered office or its registered agent upon filing with the Department of State of the State of Florida a statement of change setting forth:

          (a) The name of the Corporation;

          (b) The street address of its current registered office;

          (c) If the current registered office is to be changed, the street address of the new registered office;

          (d) The name of its current registered agent;

          (e) If its current registered agent is to be changed, the name of the new registered agent and the new agent’s written consent (either on the statement or attached to it) to the appointment;

          (f) That the street address of its registered office and the street address of the business office of its registered agent, as changed, will be identical;

          (g) That such change was authorized by resolution duly adopted by its Board or by an officer of the Corporation so authorized by the Board.

ARTICLE VIII

SHARES, OPTIONS, DIVIDENDS AND DISTRIBUTIONS

SECTION 8.01.	ISSUANCE OF SHARES.

     (1) The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.

     (2) Before the Corporation issues shares, the Board must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable, there shall be a conclusive presumption that such shares are fully paid and non-assessable if the Board makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

     (3) When the Corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

     (4) The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.

SECTION 8.02.	FORM AND CONTENT OF CERTIFICATES.

     (1) Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board.

     (2) Each share represented by a certificate must state on its face:

          (a) The name of the Corporation and that the Corporation is a Florida corporation;

          (b) The name of the person to whom issued; and

          (c) The number and class of shares and the designation of the series, if any, the certificate represents.

     (3) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

     (4) Each share certificate:

          (a) Must be signed (either manually or in facsimile) by an officer or officers designated by the Board, and

          (b) May bear the corporate seal or its facsimile.

     (5) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 8.03.	SHARES WITHOUT CERTIFICATES.

     (1) The Board of the Corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

     (2) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required pursuant Sections 8.02(2) and (3).

SECTION 8.04.	RESTRICTION ON TRANSFER.

     The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares. In the case of uncertificated shares, the written statement of information required by Section 8.02(3) shall contain such notation of any restriction imposed by the Corporation upon the transfer of shares.

SECTION 8.05.	SHAREHOLDER’S PRE-EMPTIVE RIGHTS.

     Unless otherwise provided in the articles of incorporation, the shareholders of the Corporation do not have a pre-emptive right to acquire the Corporation’s unissued shares.

SECTION 8.06.	TRANSFER OF SHARES.

     Except as otherwise established by rules and regulations adopted by the Board, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of the shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the articles of incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

SECTION 8.07.	LOST, STOLEN OR DESTROYED CERTIFICATES.

     The Corporation may, at its discretion, issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, or it may issue uncertificated shares to replace surrendered shares previously represented by certificates that are lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

ARTICLE IX

AMENDMENT OF BYLAWS

SECTION 9.01.	AMENDMENT OF BYLAWS BY BOARD OF DIRECTORS.

     Subject to the provisions of Section 9.02, the Board may amend or repeal the Corporation’s bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the shareholders.

SECTION 9.02.	BYLAW INCREASING QUORUM OR VOTING REQUIREMENTS FOR DIRECTORS.

     (1) A bylaw that fixes a greater quorum or voting requirement for the Board may be amended or repealed:

          (a) If originally adopted by the shareholders, only by the shareholders;

          (b) If originally adopted by the Board, either by the shareholders or by the Board.

     (2) A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board.

     (3) Action by the Board under Section 9.02(1) (b) to adopt or amend a bylaw that changes the quorum or voting requirement for the Board must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE X

RECORDS AND REPORTS SECTION

SECTION 10.01.	CORPORATE RECORDS.

     (1) The Corporation shall keep as permanent records minutes of al meetings of its shareholders and Board, a record of all actions taken by the shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation.

     (2) The Corporation shall maintain accurate accounting records.

     (3) The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     (4) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (5) The Corporation shall keep a copy of the following records:

          (a) Its articles or restated articles of incorporation and all amendments to them currently in effect;

          (b) Its bylaws or restated bylaws and all amendments to them currently in effect;

          (c) Resolutions adopted by the Board creating one or more classes or series of shares and finding their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

          (d) The minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three years;

          (e) Written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years;

          (f) A list of the names and business street addresses of its current directors and officers; and

          (g) Its most recent annual report delivered to the Department of State of the State of Florida.

SECTION 10.02.	FINANCIAL STATEMENTS FOR SHAREHOLDERS.

     (1) Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the Corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally-accepted accounting principles, the annual financial statements must also be prepared on that basis.

     (2) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the Corporation’s accounting records:

          (a) Stating his reasonable belief whether the statements were prepared on the basis of generally-accepted accounting principles and, if not, describing the basis of preparation; and

          (b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     (3) The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements, if for reasons beyond the Corporation’s control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

SECTION 10.03.	OTHER REPORTS TO SHAREHOLDERS.

     (1) If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (2) If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.	APPLICATION OF FLORIDA LAW.

     Whenever any provision of these Bylaws is inconsistent with any provision of the Act, as it may be amended from time to time, then in such instance the Act shall prevail.

SECTION 11.02.	FISCAL YEAR.

The fiscal year of the Corporation shall be determined by resolution of the Board.

SECTION 11.03.	CONFLICTS WITH ARTICLES OF INCORPORATION.

     In the event that any provision contained in these Bylaws conflicts with any provision of the Corporation’s articles of incorporation, the provisions of the articles of incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.

SECTION 11.04.	CORPORATE SEAL.

The corporate seal shall be in such form as shall be approved by the Board.

SECTION 11.05.	ARTICLES OF INCORPORATION.

     All references in these Bylaws to the articles of incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

SECTION 11.06.	PRONOUNS.

     All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.